Exhibit 99.1

[E-mail header of International Strategy & Investment Group Inc.]

With the very weak market conditions today, I thought it would be helpful to get an update on current market conditions from URI management and think through how their business model and management would react to different economic scenarios.  URI management and I will be speaking tomorrow morning (Friday August 5, 2011) at 8:30am and management and I felt it may be helpful for investors to listen in.   The details of the conference call are below, including replay information.  I hope you can dial-in.

Please join a half hour conversation with David Raso and United Rentals (URI) Management, Friday August 5, 2011 at 8:30am for an update on the market conditions and a broader look at the business model in a variety of economic scenarios.  Investors are invited to listen in. Details for the call are below.

David Raso Conference Call
Topic:                       An update from United Rentals management on current market conditions

Date of Call:           Friday August 5, 2011, 8:30am EST

Speakers:                Michael Kneeland, CEO of United Rentals

     William Plummer, CFO of United Rentals

DIAL IN NUMBERS
Domestic Dial-In Number:     (800) 922-9655
International Dial-In Number: (973) 935-2407
Conference ID: 89867462

REPLAY NUMBERS
Domestic Replay Dial-In Number:     (855) 859-2056
International Replay Dial-In Number: (404) 537-3406
Conference ID: 89867462

The recording will be available from:08/05/2011 11:30 to 08/12/2011 23:59 .